                                                                     EXHIBIT 1.2

                                  $_________

                              BRE PROPERTIES, INC.

                         ___% Notes due _____________



                             UNDERWRITING AGREEMENT
                             ----------------------



                                                          ________________, 1998


______________________
______________________
______________________
______________________
  As Representatives of the several Underwriters
c/o  ______________

Dear Sirs and Mesdames:

     1.   Introductory.  BRE Properties, Inc., a corporation organized under the
          ------------
laws of the State of Maryland (the "Company"), proposes to issue and sell, pursuant to the terms of this Agreement, to the several Underwriters named in Schedule A hereto (the "Underwriters" which term also shall include any underwriter substituted as hereinafter provided in Section 10), $_____ aggregate principal amount of its _____% Notes due _____ (the "Securities") to be issued pursuant to an Indenture dated as of June 23, 1997 (the "Indenture") between the Company and Chase Manhattan Bank and Trust Company, National Association, as successor trustee (the "Trustee").

     _____, _____, _____ and _____ are acting as representatives of the several underwriters and in such capacity are hereinafter referred to as the "Representatives".
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     2.   (a)  Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to the several Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 3), and agrees with the several Underwriters, as follows:

            (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. _____) for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Securities and certain other securities and has filed such amendments thereto, if any, as may have been required to the date hereof. Such registration statement (including all exhibits thereto, and all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "Rules and Regulations")), as amended (if applicable) at the time such registration became effective, and as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission pursuant to Rule 424(b) ("Rule 424(b)") of the Rules and Regulations the Prospectus Supplement (as defined in Section 4(i) hereof) and, if required pursuant to Rule 424(b), the related prospectus dated _____ (the "Base Prospectus"), and has previously advised you of all information (financial and other) set forth therein. The Base Prospectus and the Prospectus Supplement, each in the form first provided to the Underwriters by the Company for use in connection with the offering of the Securities (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) or, solely in the case of the Base Prospectus, if the Base Prospectus is not required to be re-filed with the Commission pursuant to Rule 424(b), being the form in which the Base Prospectus was most recently filed with the Commission pursuant to Rule 424(b)), including all documents incorporated or deemed to be incorporated by reference therein, are hereinafter referred to, collectively, as the "Prospectus", except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus first provided to the Underwriters for such purpose (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained", "included", "stated", "described in" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act after the date of this Agreement which is or is deemed to be incorporated by reference in the

     Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus supplement, any preliminary prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            (ii) The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the predecessor trustee under the Indenture duly filed with the Commission a Statement of Eligibility on Form T-1 (a "Form T-1") as part of the Registration Statement and no Form T-1 is required to be filed by the Trustee, as successor trustee under the Indenture, in connection with the Securities.

              At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, as the case may be, and at the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the Rules and Regulations and with the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing
                           --------  -------
     representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the preparation thereof.

              Any preliminary prospectus supplement, any preliminary prospectus and the Prospectus and any amendment or supplement thereto delivered to the Underwriters for use in connection with the offering of the Securities was identical to the respective electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the 1934 Act and the published rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference, when they are filed with the Commission, will comply in all material respects to the requirements of the 1934 Act and the published rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (iv) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein or contemplated thereby, (A) there has been no change in the consolidated capital stock or the consolidated long-term debt of the Company, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries considered as one enterprise, other than those entered into in the ordinary course of its business, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on its shares of capital stock.

            (v) The financial statements of the Company, of Promontory Point Apartments ("PPA"), of Red Hawk Ranch ("RHR"), of Foster's Landing Apartments ("FLA"), of Lakeshore Landing Apartments ("LLA"), and of certain Trammell Crow Residential multifamily properties (collectively, "TCRW") included in the Registration Statement and the Prospectus, in each case, together with the related notes and supporting schedules (if any), present fairly the financial position of the Company, of PPA, of RHR, of FLA, of LLA, and of TCRW, respectively, at the dates indicated and the financial condition, results of operations, cash flows and shareholders' equity of the Company and its subsidiaries, the gross income and direct operating expenses of PPA, of RHR, of FLA and of LLA, and combined gross income and direct operating expenses of TCRW, respectively, as at the respective dates and for the respective periods therein indicated, and such financial statements and related notes and supporting schedules have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be set forth therein or in the Prospectus. The selected financial data, if applicable, and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Company's audited financial statements included in the Registration Statement.

            (vi) The accountants who have certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the Rules and Regulations.

            (vii) The pro forma condensed financial statements, together with the related notes and any supporting schedules, included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared on a basis substantially consistent with the audited financial statements of the Company set forth therein, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma condensed financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the Rules and Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

            (viii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona, the State of California, the State of Colorado, the State of Nevada, the State of New Mexico, the State of Oregon, the State of Utah and the State of Washington; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

            (ix) Attached hereto as Schedule C is a true and complete list of all subsidiaries of the Company and all other corporations, partnerships, joint ventures, limited liability companies and other entities in which the Company directly or indirectly owns capital stock or any other equity or ownership interest. Schedule C accurately sets forth the jurisdiction of organization of, and the Company's approximate percentage ownership interest in, each such subsidiary and other entity. The Company does not have any subsidiaries other than those listed on Schedule C and, except as set forth in Schedule C, the Company does not directly or indirectly own any capital stock or other equity or other ownership interests in any corporation, partnership, joint venture, limited liability company or other entity. Schedule C also correctly indicates whether each such subsidiary and other entity listed thereon is a corporation, partnership, limited liability company or other type of entity.

            (x) Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (A) all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth on Schedule C, are and, at all times since the date on which such subsidiary was organized, have been owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity,
     (B) all of the issued and outstanding limited liability company interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such subsidiary), are fully paid and non-assessable and, except as set forth on Schedule C, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding limited and general partnership interests of each such subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and, except as set forth on Schedule C, are owned by the Company, directly or through subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (xi) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as contemplated in the Prospectus.

            (xii) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

            (xiii) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to employee benefit, employee and director stock option and dividend reinvestment plans or upon conversion of convertible securities or upon exchange of exchangeable securities referred to in the Prospectus or other subsequent issuances of Common Stock referred to in the Prospectus). The shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and non-assessable; and none of the outstanding shares of Common Stock was issued in violation of any preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise.

            (xiv) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, certificate of limited partnership, limited partnership agreement, certificate of formation of a limited liability company, limited liability company agreement or other similar organizational certificates, instruments, agreements or documents (collectively, "Organizational Documents"), as the case may be; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, the Indenture and the Securities, the consummation of the transactions contemplated herein and therein (including, without limitation, the incurrence of the indebtedness evidenced by the Securities), and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Subject Agreement (as defined below) or any other material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or its subsidiaries or any applicable law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Securities, except such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the purchase and distribution of the Securities by the Underwriters. "Subject Agreements" means (i) the Loan Agreement dated as of January 31, 1994 between The Prudential Insurance Company of America and the Company (as successor by merger to Real Estate Investment Trust of California), as amended by the First Amendment to Loan Agreement dated as of July 7, 1995, the Second Amendment to Loan Agreement dated as of April 30, 1996, the Third Amendment to Loan Agreement dated as of November 20, 1996, the
     Fourth Amendment to Loan Agreement dated as of February 25, 1997 and the Fifth Amendment to Loan Agreement dated as of June 30, 1997, (ii) the Loan Agreement dated as of July 7, 1995 between The Prudential Insurance Company of America and the Company (as successor by merger to Real Estate Investment Trust of California), as amended by the First Agreement to Loan Agreement dated as of April 30, 1996, the Second Agreement to Loan Agreement dated as of November 20, 1996, the Third Amendment to Loan Agreement dated as of February 25, 1997 and the Fourth Amendment to Loan Agreement dated as of June 30, 1997, (iii) the Unsecured Line of Credit Loan Agreement dated as of November 17, 1997 (the "Credit Agreement") between Bank of America

     National Trust and Savings Association ("Bank of America") and the Company, as amended by the Modification Agreement to Syndicate Loan dated as of January 20, 1998 between the Company and Bank of America, as agent for the several financial institutions a party thereto, together with all guarantees entered into by any subsidiaries of the Company in connection therewith, (iv) the Amended and Restated Credit Agreement between the Company and Sanwa Bank California dated as of December 31, 1997 (the "Sanwa Credit Agreement"), together with all guarantees entered into by any subsidiaries of the Company in connection therewith, (v) the Contribution Agreement dated as of September 29, 1997, as amended (the "Contribution Agreement"), between the TCR signatories named on Schedule A thereto, the Company and BRE Property Investors LLC, a Delaware limited liability company (the "Operating Company"), together with the guarantee entered into by the Company pursuant to the Contribution Agreement, as amended by Amendment No. 1 to the Contribution Agreement dated November 18, 1997, (vi) the Amended and Restated Limited Liability Company Agreement of the Operating Company, and (vii) the Amended and Restated Limited Liability Company Agreement of Blue Ravine Investors, LLC, a Delaware limited liability company ("Blue Ravine"); "Prudential Agreements" means the Loan Agreements, as amended, referred to in clauses (i) and (ii) of this sentence; and "LLC Agreements" means the Amended and Restated Limited Liability Company Agreements referred to in clauses (vi) and (vii) of this sentence. All amendments, supplements and restatements of the Subject Agreements are listed in clauses (i) through (vii) of the preceding sentence. Except as otherwise described in the Prospectus, no subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it has guaranteed or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings or other indebtedness of the Company. Except as otherwise described in the Prospectus, the Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings or other indebtedness of the Company.

            (xv) The Company was and is organized to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); the Company at all times since its organization has elected to be taxed as a "real estate investment trust"; the Company has qualified as a "real estate investment trust" under the Code for its taxable years ended July 31, 1995, its short taxable year ended December 31, 1995, its taxable year ended December 31, 1996 and its taxable year ended December 31, 1997, and will continue to qualify as a "real estate investment trust" under the Code after consummation of the transactions contemplated by the Prospectus; and the Company's present and contemplated operations, assets and income will enable the Company to meet the requirements for qualification as a "real estate investment trust" under the Code. United States Federal income tax returns of the Company have been closed through the fiscal year of the Company ended July 31, 1994. As used in this paragraph (xv), the term "Company" includes BankAmerica Realty Investors, a California business trust, and BRE Properties, Inc., a Delaware corporation, which are both predecessors to BRE Properties, Inc., a Maryland corporation.

            (xvi) Each entity listed on Schedule C either qualifies as a partnership for federal, state and local income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code or qualifies to be disregarded as an entity separate from the Company or one of its subsidiaries for federal, state and local income tax purposes.

            (xvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein) or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets of the Company or any of its subsidiaries; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated therein by the 1933 Act, the Rules and Regulations, the 1934 Act or the rules and regulations of the Commission thereunder which have not been so filed.

            (xviii) The Company is eligible to use a Form S-3 registration statement under the 1933 Act. The Company is also eligible to use Form S-3 pursuant to the standards for that Form in effect immediately prior to October 21, 1992.

            (xix) Neither the Company nor any of its subsidiaries nor any of their respective officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities or facilitation of the sale or resale of the Securities.

            (xx) Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it.

            (xxi) The Company has full right, power and authority to enter into this Agreement, the Indenture and the Securities; this Agreement has been duly authorized, executed and delivered by the Company.

            (xxii) Except as otherwise disclosed in the Prospectus: (A) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus as being owned by the Company (none of which is leased by the Company or any of its subsidiaries, as lessee); (B) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (C) neither the Company nor any of its subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (D) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (E) all of the real property and improvements of the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (F) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

            (xxiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

            (xxiv)  Except as otherwise set forth in the Registration Statement,
     (A) to the best knowledge and information of the Company, neither the Company nor any of its subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or otherwise utilized by the Company or any of its subsidiaries or in which the

     Company or any of its subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the "Premises"), except for such cases as (u) are not required to be disclosed in the Registration Statement and (v) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (B) to the best knowledge and information of the Company, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (w) are not required to be disclosed in the Registration Statement and (x) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (C) neither the Company nor any of its subsidiaries has received notice of any claim, or has knowledge of any occurrence or circumstance which with notice or passage of time or both would give rise to a claim, under or pursuant to any Environmental Statute (as hereinafter defined), except for such claims as (y) are not required to be disclosed in the Registration Statement and (z) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and (D) to the best of Company's knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined). As used herein "Hazardous Material" shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.)
                                                                 -- ---
     ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act,
                           -- ---
     as amended (42 U.S.C. Sections 6901 et seq.) and in the regulations adopted
                                         -- ---
     and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any Federal, state or local governmental authority having or claiming jurisdiction over the Premises (a "Governmental Authority").

            (xxv) The issuance, sale and public offering of the Securities to be issued and sold by the Company have been approved by a majority of all of the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article IX of the Company's charter).

            (xxvi) To the extent applicable, the Company has complied and will comply with the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

            (xxvii) The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles.

            (xxviii) The Securities have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor specified in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

            (xxix) The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

            (xxx) The Securities rank and will rank on a parity with all unsecured indebtedness of the Company (other than subordinated indebtedness of the Company) that is outstanding on the date hereof or that may be incurred hereafter, and senior to all subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter.

            (xxxi) The Company has notified the Lender (as defined in the Prudential Agreements) of the terms and conditions of the Securities and the offering made hereby and the Company has obtained a written consent from the Lender to the issuance of the Securities (the "Written Consent"), which Written Consent is in full force and effect.

            (xxxii) The Securities and the indebtedness evidenced thereby do not and will not constitute "Funding Debt" (within the meaning of the LLC Agreements) and no portion of the proceeds from the issuance of the Securities will be applied to make any Managing Member Loan (within the meaning of the LLC Agreements).

            (xxxiii) Immediately prior to the issuance of the Securities on the Closing Date, securities with an aggregate initial public offering price of $162.7 million will have been issued under the Registration Statement.

     (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     3.   Purchase by and Sale and Delivery to, the Underwriters; Closing Date.
          --------------------------------------------------------------------
On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Company at the price set forth in Schedule B hereto, the aggregate principal amount of Securities set forth opposite their respective names in Schedule A, subject to adjustment in accordance with Section 10 hereof.

     The Company will deliver the Securities to the Representatives, for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given not later than one full business day prior to the Closing Date or, if no such direction is received, in the name of Cede & Co.), against payment of the purchase price therefor by wire transfer of immediately available funds, at the offices of Brown & Wood llp, 555 California Street, San Francisco, California 94104. The time and date of delivery and closing shall be at 10:00 A.M., New York time, on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day), business day after the date hereof; provided, however, that such
                                                --------
date and time may be accelerated or extended by agreement between the Company and the Representatives or postponed pursuant to the provisions of Section 10 hereof. The time and date of such payment and delivery are herein referred to as the "Closing Date". The Company shall make the certificates for the Securities available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York time, on the business day preceding the Closing Date in New York, New York.

     It is understood that _____ and _____, _____ or _____ individually may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter or Underwriters for the Securities to be purchased by such Underwriter or Underwriters. Any such payment by _____, _____, _____ or _____ shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

     After the execution and delivery of this Agreement, the several Underwriters propose to make an initial public offering of the Securities at the initial public offering price set forth in Schedule B hereto.

     4.   Covenants and Agreements of the Company.  The Company covenants and
          ---------------------------------------
agrees with the several Underwriters that:

     (a) The Company will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing or use thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the 1933 Act and the Rules and Regulations. The Company will advise the Representatives promptly when the Prospectus has been filed pursuant to Rule 424(b) of the Rules and Regulations.

     (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Securities and, in the case of any such amendments to the Registration Statement, will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

     (c) If at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act or the Rules and Regulations, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented Prospectus (in form and substance reasonably satisfactory to counsel to the Underwriters) or, with the consent of counsel to the Underwriters, make an appropriate filing pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission; and, in case any Underwriter is required to deliver a prospectus relating to the Securities nine months or more after the date of this Agreement, the Company upon the request of the Representatives and at the expense of such Underwriters will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

     (d) The Company will deliver to the Representatives, at or before the Closing Date, signed copies of the Registration Statement and all amendments thereto (including all financial statements and exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein) and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements and all documents incorporated or deemed to be incorporated by reference therein but without exhibits, and of all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Securities is required under the 1933 Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented, as the Representatives may reasonably request;

provided, however, that the expense of the preparation and delivery of any
--------  -------
prospectus required for use nine months or more after the date of this Agreement, shall be borne by the Underwriters required to deliver such prospectus. The copies of the Registration Statement and each amendment thereto and the copies of any preliminary prospectus and any preliminary prospectus supplement and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the 1933 Act, covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (f) The Company will cooperate with the Representatives to enable the Securities to be qualified for sale under the securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may reasonably designate and at the request of the Representatives will make such applications and furnish such information as may reasonably be required of it as the issuer of the Securities for that purpose; provided, however, that the
                                                     --------  -------
Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Securities to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Securities.

     (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information, in reasonable detail which may be unaudited. During the period of five years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, copies of each annual report of the Company and each other report furnished by the Company to its shareholders; and will deliver to the Representatives, as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its security holders as such and, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

     (h) The Company will use the net proceeds received by it from the sale of the Securities sold by it in the manner specified in the Prospectus Supplement under "Use of Proceeds".

     (i) Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the "Prospectus Supplement"), containing the public offering price of the Securities, the underwriting discounts and commissions, the plan of distribution of the Securities and such other information as may be required by the 1933 Act or the Rules and Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the Rules and Regulations copies of such Prospectus Supplement and, if required by Rule 424(b), the Base Prospectus.

     (j) During the period beginning on the date hereof and continuing through and including the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or any of its subsidiaries which are substantially similar to the Securities (other than the Securities) or any securities convertible into or exchangeable or exercisable for any debt securities of the Company or any of its subsidiaries which are substantially similar to the Securities or any rights, warrants or options to purchase any debt securities of the Company or any of its subsidiaries which are substantially similar to the Securities, without your prior written consent.

     (k) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

     (l) In accordance with the provisions of the Cuba Act, if applicable, and without limitation to the provisions of Section 6 hereof, the Company will indemnify each Underwriter against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or based upon any violation by the Company of the Cuba Act.

     5.   Payment of Expenses.  The Company will pay (directly or by
          -------------------
reimbursement) all expenses incident to the performance of its obligations under this Agreement, including but not limited to all expenses and taxes incident to delivery of the Securities to the Representatives, all expenses incident to the registration of the Securities under the 1933 Act and the printing of copies of the Registration Statement, any preliminary prospectus, any preliminary prospectus supplement, the Prospectus, any amendments or supplements thereto, all expenses incident to the preparation, word processing, printing and delivery of all "Blue Sky" memoranda, this Agreement, the Securities and the Indenture and furnishing the same to the Underwriters and dealers except as otherwise provided in Sections 4(c) and 4(d), the fees and disbursements of the Company's counsel and accountants, all filing and printing fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriters) incurred in connection with qualification or exemption of the Securities for sale under securities laws and real estate syndication laws of such jurisdictions as the Representatives may designate, all fees and expenses paid or incurred in connection with any filings made with the National Association of Securities Dealers, Inc., the fees and expenses of the Trustee, including, if required, the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, any fees payable in connection with the rating of the Securities, the fees and expenses of any depositary in connection with holding the Securities in book-entry form, the costs of preparing certificates evidencing the Securities, and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

     6.   Indemnification and Contribution.  (a)  The Company agrees to
          --------------------------------
indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however,
                                                           --------  -------
that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (excluding documents incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (excluding documents incorporated by reference therein) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, any preliminary prospectus supplement, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 6, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and
(ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by _____. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price (as defined in Schedule B hereto) (excluding accrued interest) of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective aggregate principal amount of Securities they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata
                                                                        --- ----
allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 6, and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Securities.

     7.   Conditions of Underwriters' Obligations.  The respective obligations
          ---------------------------------------
of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date of this Agreement and the Closing Date, of the representations and warranties made herein by the Company and of the statements of the Company's officers or directors in any certificates furnished pursuant to the provisions hereof, to compliance at and as of the Closing Date by the Company with the covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date and to the following additional conditions:

          (a) The Registration Statement shall be effective and, at the Closing Date (i) no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives, and (ii) there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Securities and any price related information previously omitted from the Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and before the Closing Date the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

          (b) At the date of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated the date of this Agreement, in form and substance previously approved by the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus (including, without limitation, as to any pro forma financial statements and as to all historical financial statements of the Company, PPA, RHR, FLA, LLA and TCRW).

          (c) The Representatives shall have received from Ernst & Young LLP a letter dated the Closing Date to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(b) above, except that the specified date referred to therein shall be a date not more than three business days prior to the Closing Date.

          (d) The Representatives shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, a favorable opinion dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                (i) To the best of such counsel's knowledge and information, the Company and its subsidiaries are operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of their respective businesses, all of which are valid and in full force and effect.

                (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona, the State of California, the State of Colorado, the State of Nevada, the State of New Mexico, the State of Oregon, the State of Utah and the State of Washington; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (iii) Each Covered Subsidiary (as hereinafter defined) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has power and authority as a corporation, limited partnership or limited liability company, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Covered Subsidiary of the Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (A) all of the issued and outstanding shares of capital stock of each Covered Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and, to the best knowledge of such counsel and except as otherwise set forth on Schedule C, are and, at all times since the date on which such subsidiary was organized, have been owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (B) all of the issued and outstanding limited liability company interests of each Covered Subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such Covered Subsidiary), are fully paid and non-assessable and, to the best knowledge of such counsel and except as set forth on Schedule C, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding partnership interests of each Covered Subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and, to the best knowledge of such counsel and except as set forth on Schedule C, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. As used herein, the term "Covered Subsidiary" means each corporation, limited partnership, limited liability company and other entity listed under Item A of Schedule C, other than those entities designated on Schedule C as an "Excluded Subsidiary."

                (iv) The authorized, issued and outstanding shares of capital stock of the Company at _____ are as set forth in the Prospectus under "Capitalization".

                (v) The execution, delivery and performance of this Agreement, the Indenture and the Securities, the consummation of the transactions herein and therein contemplated (including, without limitation, the incurrence of the indebtedness evidenced by the Securities), and compliance by the Company with its obligations hereunder and thereunder, will not result in a breach or violation of any of the terms or provisions of or constitute a default under (A) any Subject Agreement, (B) any other material contract, indenture, mortgage, deed of trust, note, loan agreement or other agreement or instrument known to such counsel to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their respective properties or assets are subject, (C) the Organizational Documents of the Company or any of the Covered Subsidiaries, or (D) to the best of such counsel's knowledge and information, any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (provided that such counsel need express no opinion as to state securities or real estate syndication laws of the various jurisdictions where the Securities are to be offered).

                (vi) Assuming that the net proceeds from the issuance of the Securities are used solely to repay indebtedness under the Credit Agreement, neither the Securities nor any proceeds therefrom will constitute Funding Debt or a Managing Member Loan.

                (vii) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                (viii) At the time the Registration Statement became effective and at the date of this Agreement, the Registration Statement (other than the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and any trustee's Statement of Eligibility on Form T-1 (a "Form T-1"), as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations; and nothing has come to such counsel's attention that would lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the date of the Prospectus Supplement or at the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no statement need be made as to financial statements or supporting schedules or other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus or any Form T-1).

                (ix) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be rendered), as of the dates they were filed with the Commission (or, if such incorporated documents were amended, when such amendment was filed), complied as to form in all material respects with the requirements of the 1934 Act and the published rules and regulations thereunder.

                (x) No filing with, or consent, approval, authorization, license, registration, qualification, decree or order of, any court or governmental authority or agency is required in connection with the execution, delivery or performance of this Agreement, the Indenture or the Securities by the Company, or in connection with the issuance or sale of the Securities to be issued and sold by the Company to the Underwriters, except such as has been obtained under the 1933 Act, the Rules and Regulations, the 1939 Act or the 1939 Act Regulations or such as may be required under state securities laws or real estate syndication laws (provided that such counsel need express no opinion as to filings with, or consents, approvals, authorizations, licenses, registrations, qualifications, decrees or orders of, any foreign court or foreign governmental authority or agency).

                (xi) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

                (xii) The Company is eligible to use a Form S-3 registration statement under the 1933 Act and is also eligible to use a Form S-3 registration statement pursuant to the standards for that Form as in effect immediately prior to October 21, 1992.

                (xiii) The Company has all legal right, power and authority necessary to qualify as a "real estate investment trust" under the Code; the Company was reorganized in Delaware in 1987 and reincorporated in Maryland in 1996; the Company has elected to be treated as a "real estate investment trust" since its original organization; the Company has qualified as a "real estate investment trust" for its fiscal year ended July 31, 1995, its short taxable year ended December 31, 1995 and its taxable year ended December 31, 1996 (the years, to the best knowledge of counsel, that are still subject to audit by the Internal Revenue Service); it is anticipated that the Company will qualify to be taxed as a "real estate investment trust" under the Code for its taxable year ended December 31, 1997; and the Company was and is organized and was operated and is operating in a manner that enabled and will enable it to qualify to be taxed as a "real estate investment trust" under the Code for its taxable year ended December 31, 1997 and its taxable years ending December 31, 1998 and thereafter provided the Company met (in the case of its taxable year ended December 31, 1997) and continues to meet (in the case of its taxable years ending December 31, 1998 and thereafter), through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed by the Code necessary for the Company to qualify as a "real estate investment trust". As used in this paragraph (xiii) and paragraph (xiv) below, the term "Company" includes BankAmerica Realty Investors, a California business trust and BRE Properties, Inc., a Delaware corporation, which are both predecessors to BRE Properties, Inc., a Maryland corporation.

                (xiv) Each entity listed on Schedule C either qualifies as a partnership for federal income tax purposes and for California or Delaware, as the case may be, income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code or qualifies to be disregarded as an entity separate from the Company or one of its subsidiaries for federal income tax purposes and for California or Delaware, as the case may be, income tax purposes.

                (xv) The information in the Prospectus under the captions "The Operating Company", "Description of Notes", "Risk Factors--Real Estate Investment Risks--Restrictions in the Operations of the Operating Company", "Risk Factors--Real Estate Investment Risks--Limited Indemnification" (only with respect to the first, second and third paragraphs under such caption), "Description of Debt Securities" and "Federal Income Tax Considerations", and the information in the Company's 1996 Annual Report on Form 10-K under the caption "Legal Proceedings", to the extent that it constitutes matters of law or legal conclusions, or summaries of provisions of the Company's charter or by-laws, the Subject Agreements, the Indenture, the Securities or of other documents, agreements or instruments, has been reviewed by such counsel and is correct in all material respects; and the opinion of such counsel in the Prospectus under the caption "Federal Income Tax Considerations" is confirmed.

                (xvi) There are no legal or governmental proceedings pending or, to the best of such counsel's knowledge and information, threatened against the Company or any of its subsidiaries which are required to be disclosed in the

          Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of the property of the Company or any of its subsidiaries is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                (xvii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or in the documents incorporated by reference therein or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof and references thereto are correct in all material respects, and, to the best of such counsel's knowledge and information, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                (xviii)  The Indenture has been qualified under the 1939 Act.

     Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving their opinion, Paul, Hastings, Janofsky & Walker llp (A) shall state that insofar as such opinion concerns the Indenture, the Securities or any other instrument, agreement or other document which by its terms is not governed by the laws of the State of California, the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware, such counsel has assumed that the Indenture, the Securities and such other instruments, agreements and other documents are governed by the laws of the State of California and (B) may rely
(i) as to the qualification of the Company and its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials and (ii) as to matters of fact, upon certificates and written statements of officers of and accountants for the Company and (C) shall state that such counsel has relied, as to matters arising under the laws of the State of Maryland and the State of New York, upon the opinion of _____ delivered pursuant to Section 7(e) hereof.

          (e) The Representatives have received from _____, Maryland and New York counsel for the Company, a favorable opinion dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                (ii) The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

                (iii) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to the employee benefit, employee and director stock option and dividend reinvestment plans referred to in the Prospectus); and the shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully-paid and non-assessable, and are not subject to any preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any resolution adopted by the board of directors of the Company or any committee thereof or, to the best of such counsel's knowledge, otherwise.

                (iv) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                (v) The Securities have been duly authorized and executed by the Company and, when duly authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor pursuant to this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by general equitable principles, and will be entitled to the benefits of the Indenture.

                (vi) This Agreement has been duly authorized, executed and delivered by the Company; and the execution, delivery and performance of this Agreement, the Indenture and the Securities, the consummation of the transactions herein and therein contemplated, and compliance by the Company with its obligations hereunder and thereunder, will not result in a breach or violation of any of the terms or provisions of or constitute a default under the Company's charter or by-laws or, to the best of such counsel's knowledge, any law, order, rule or regulation of any Maryland or New York court, governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

                (vii) No filing with, or consent, approval, authorization or order of, any Maryland or New York court, governmental authority or agency is required in connection with the execution, delivery or performance of this Agreement, the Indenture or the Securities by the Company, or in connection with the issuance or sale of the Securities to the Underwriters, except such as may be required under Maryland or New York securities laws or real estate syndication laws.

                (viii) The information in the Prospectus under the captions "Description of Notes", "Description of Debt Securities" and "Risk Factors--Provisions Which Could Limit a Change in Control or Deter a Takeover", and the information in the Company's 1996 Annual Report on Form 10-K under the caption "Risk Factors--Provisions Which Could Limit a Change in Control or Deter a Takeover", to the extent that it constitutes matters of Maryland or New York law or legal conclusions under Maryland or New York law, or summaries of provisions of the Company's charter or by-laws, the Indenture, the Securities or of any other documents specifically referred to therein (excluding two loan agreements specifically referred to under the caption "Description of Notes" in the Prospectus) is correct in all material respects.

                (ix) The issuance, sale and public offering of the Securities have been approved by the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article VIII of the Company's charter).

          Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving their opinion, _____
     (i) may rely as to matters of fact, to the extent not independently verified by such counsel, upon certificates and written statements of officers and accountants for the Company, (ii) shall state that such opinion is limited to matters arising under the laws of the State of Maryland, the State of New York and the General Corporation Law of the State of Delaware and that, insofar as such opinion concerns any instrument, agreement or other document which by its terms is not governed by the laws of the State of Maryland, the State of New York or the General Corporation Law of the State of Delaware, such counsel has assumed that such instruments, agreements and other documents are governed by the laws of the State of Maryland and (iii) shall expressly state that Paul, Hastings, Janofsky & Walker llp and Brown & Wood llp, in rendering their opinions pursuant to Sections 7(d) and 7(f) of this Agreement, may rely on such opinion as to all matters arising under the laws of the State of Maryland and, solely with respect to Paul, Hastings, Janofsky & Walker llp, the State of New York, as if such opinion were addressed to them.

          (f) The Representatives shall have received from Brown & Wood LLP, counsel for the Underwriters, their favorable opinion or opinions dated the Closing Date with respect to the organization of the Company, the validity of the Securities to be sold by the Company, this Agreement, the Indenture, the Registration Statement, the Prospectus and such other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

          (g) At the date of this Agreement and at the Closing Date, the Securities shall be rated at least Baa2 by Moody's Investor's Service Inc., BBB by Standard & Poor's Corporation, and the Company shall have delivered to the Representatives a letter, dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings.

          (h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date (1) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Securities or any of the Company's other securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act; and (2) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus. At the Closing Date (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which would be required to be set forth in the Registration Statement or the Prospectus other than as set forth therein, (ii) no proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before or by any Federal, state or other court, commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company and its subsidiaries considered as one enterprise other than as set forth in the Registration Statement and the Prospectus, (iii) neither the Company nor any of its subsidiaries shall be in default in the performance or observance of any contract to which it is a party, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceeding therefor shall have been instituted or threatened by the Commission and (v) the Representatives shall have received, at the Closing Date, a certificate of the President and the Chief Financial Officer of the Company, dated as of the Closing Date, evidencing compliance with the appropriate provisions of this subsection (h).

          (i) The Representatives shall have received a certificate, dated the Closing Date, of the President and the Chief Financial Officer of the Company to the effect that the representations and warranties of the Company contained in Section 2(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Date.

          (j) The Company shall have furnished to the Representatives, prior to the date of this Agreement, a copy of the Written Consent and the Written Consent shall be in full force and effect on the Closing Date with the same force and effect as though expressly given by the Lender at and as of the Closing Date.

          (k) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Date, of the representations and warranties made herein by the Company, as to compliance at and as of the Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date and as to other conditions to the obligations of the Underwriters hereunder.

     If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram or telecopy at or prior to the Closing Date.

     8.   Termination.  This Agreement may be terminated by the Representatives
          -----------
by notice to the Company at or prior to the Closing Date if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activates in New York or California shall have been declared by either Federal, New York State or California State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     9.   Reimbursement of Underwriters.  Notwithstanding any other provisions
          -----------------------------
hereof, if this Agreement shall be terminated by the Underwriters or shall otherwise terminate under Section 7, Section 8 or Section 11, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase and offers of the Securities, and promptly upon demand the Company will pay such amounts to you, as Representatives of the Underwriters. In addition, the provisions of Section 6 hereof will survive any termination of this Agreement.

     10.  Default by Underwriters.  If any Underwriter or Underwriters shall
          -----------------------
default in its or their obligations to purchase any of the Securities which it or they are obligated to purchase under this Agreement on the Closing Date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate principal amount of all of the Securities which the Underwriters are obligated to purchase on the Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate principal amount of Securities with respect to which such default or defaults occur is more than 10% of the aggregate principal amount of all of the Securities which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 48 hours after such default, this Agreement shall terminate.

     If the remaining Underwriters or substituted underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters as provided, in this Section 10, (i) the Company shall have the right to postpone the Closing Date for a period of not more than five full business days, in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective principal amounts of Securities to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed pursuant to Section 5 and except for the provisions of
Section 6.

     11.  Default by the Company.  If the Company shall fail at the Closing Date
          ----------------------
to sell and deliver the total principal amount of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability in respect of such default.

     12.  Notices.  All communications hereunder shall be in writing and, if
          -------
sent to the Underwriters shall be mailed, delivered or telecopied and confirmed to you, as their Representatives c/o _____ at _____, attention: _____, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the

Representatives or, if sent to the Company shall be mailed, delivered or telecopied and confirmed at BRE Properties, Inc., 44 Montgomery Street, Suite 3600, San Francisco, California 94104-4602, attention: LeRoy E. Carlson.

     13.  Successors.  This Agreement shall inure to the benefit of and be
          ----------
binding upon the several Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of the Company's officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

     14.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of New York applicable to agreements made and to be performed in said state. Unless otherwise expressly stated, specified times of day refer to New York City time.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                       Very truly yours,

                                       BRE PROPERTIES, INC.



                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:


Accepted and delivered, as of the date first above written:

______________________
______________________
______________________
______________________

   Acting on their own behalf and as Representatives of the several Underwriters referred to in the foregoing Agreement.

BY: ____________________



By:
    -------------------------------------
    Name:
    Title:

                                   SCHEDULE A

                                          Aggregate
                                          Principal
                                          Amount of
                                          Securities
                                           to be
                                          Purchased
                                          ----------

_____ ...............                       ______
_____ ...............                       ______
_____ ...............                       ______
_____ ...............                       ______
_____ ...............                       ______

                                          -----------
         Total.....                        $______
                                          ===========




                                  Sch. A-1

                                   SCHEDULE B



     1. The initial public offering price for the Securities shall be ___% of the principal amount thereof (the "Public Offering Price"), plus accrued interest from February 15, 1998.

     2. The purchase price for the Securities to be purchased by the several Underwriters shall be ___% of the principal amount thereof, plus accrued interest from February 15, 1998.



                                  Sch. B-1

                                   SCHEDULE C


A.  Subsidiaries of the Company                                                Company's
                                                                              Percentage
                                                                               Ownership
                                                                               Interest
                                                                              -----------

1.  Corporate Subsidiaries of the Corporation

     BRE Camino Seco, Inc., a Delaware corporation                                   100%
     BRE Colonia Del Rio, Inc., a Delaware corporation                               100%
     BRE Fountain Plaza, Inc., a Delaware corporation                                100%
     BRE Hacienda Del Rio, Inc., a Delaware corporation                              100%
     BRE Oracle Village, Inc., a Delaware corporation                                100%
     BRE Springhill, Inc., a Delaware corporation                                    100%
     Alliance Property Management Company, a Delaware corporation                    100%
     BRE Builders, Inc., a Delaware corporation                                      100%

2.  Partnerships Subsidiaries of the Company:

     Vallejo Highlands Associates, a California limited partnership                  100%
     Vallejo Somerset Limited Partnership, a Texas limited partnership/*/            100%
     ITCR Villa Verde Limited Partnership, a Texas limited partnership/*/            100%

3.  Limited Liability Company Subsidiaries of the Company:

     BRE Property Investors LLC, a Delaware limited liability company              73.75%
     Blue Ravine Investors LLC, a Delaware limited liability company               88.45%
     Palm Shadows LLC, a California limited liability company                        100%
     Riverview LLC, a California limited liability company                           100%
     Woodlake Holdings LLC, an Arizona limited liability company/*/                  100%

B.  Non-Subsidiary Entities in Which the Company Owns an Interest

     Westbar Limited Partnership, an Arizona limited partnership                      25%
     Metro Village Limited Partnership, an Arizona limited partnership              37.5%

/*/  Excluded Subsidiary



                                  Sch. C-1